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                                                                      EXHIBIT 11


                            THE LUBRIZOL CORPORATION

                       Computation of Per Share Earnings

                     (In Thousands, Except Per Share Data)


The computation of primary earnings per share and fully diluted earnings per share is as follows:


                                                                 For the Year Ended December 31
                                                                 ------------------------------
                                                             1995             1994             1993
                                                            ------           ------           ------
         Average shares outstanding
         for computation of primary
         earnings per share                                 63,840           65,737           67,706

         Add adjustment to treat
         shares for options exercised
         as if such shares were out-
         standing during the entire
         year                                                   37              183              257

         Add equivalent shares for
         unexercised options at end
         of year (A)                                           352              473              550
                                                            ------           ------           ------

         Average shares outstanding
         for computation of fully
         diluted earnings per share                         64,229           66,393           68,513
                                                            ======           ======           ======

         Primary earnings per share                          $2.37            $2.67            $ .67
                                                             =====            =====            =====

         Fully diluted earnings per
         share (B)                                           $2.36            $2.64            $ .67
                                                             =====            =====            =====


NOTES:   (A)      Computed under the "Treasury Stock Method" using the higher of quoted ending or average market price.

         (B) Fully diluted earnings per share have not been presented in the consolidated statements of income because the dilutive effect is less than 3%.